Exhibit 99.2

Merrill Lynch & Co., Inc.				Attachment I
Preliminary Unaudited Earnings Summary

	For the Three Months Ended			Percent Inc / (Dec)
	Mar. 28,	Dec. 28,	Mar. 30,	1Q08 vs.	1Q08 vs.
(in millions, except per share amounts)	2008	2007	2007	4Q07	1Q07

Revenues
Principal transactions	$(2,418)	$(12,596)	$2,734	N/M %	N/M %
Commissions	1,889	1,924	1,713	(2)	10
Managed accounts and other fee-based revenues	1,455	1,440	1,284	1	13
Investment banking	917	1,267	1,510	(28)	(39)
Earnings from equity method investments	431	531	310	(19)	39
Other (1)	(1,449)	(2,304)	840	N/M	N/M
Subtotal	825	(9,738)	8,391	N/M	(90)

Interest and dividend revenues	11,861	14,170	12,721	(16)	(7)
Less interest expense	9,752	12,624	11,509	(23)	(15)
Net interest profit	2,109	1,546	1,212	36	74

Revenues, net of interest expense	2,934	(8,192)	9,603	N/M	(69)

Non-interest expenses
Compensation and benefits	4,196	4,339	4,854	(3)	(14)
Communications and technology	555	597	479	(7)	16
Brokerage, clearing, and exchange fees	387	395	310	(2)	25
Occupancy and related depreciation	309	306	265	1	17
Professional fees	242	311	226	(22)	7
Advertising and market development	176	249	155	(29)	14
Office supplies and postage	57	64	59	(11)	(3)
Other	313	467	354	(33)	(12)

Total non-interest expenses	6,235	6,728	6,702	(7)	(7)

Pre-tax (loss)/earnings from continuing operations	(3,301)	(14,920)	2,901	N/M	N/M

Income tax (benefit)/expense	(1,332)	(4,623)	871	N/M	N/M

Net (loss)/earnings from continuing operations	(1,969)	(10,297)	2,030	N/M	N/M

Discontinued operations:
Pre-tax (loss)/earnings from discontinued operations	(25)	795	194	N/M	N/M
Income tax (benefit)/expense	(32)	331	66	N/M	N/M
Net earnings from discontinued operations	7	464	128	N/M	N/M

Net (loss)/earnings	$(1,962)	$(9,833)	$2,158	N/M	N/M

Preferred stock dividends	$174	$73	$52	138	235

Net (loss)/earnings applicable to common stockholders	$(2,136)	$(9,906)	$2,106	N/M	N/M

Basic (loss)/earnings per common share from continuing operations	(2.20)	(12.57)	2.35	N/M	N/M
Basic earnings per common share from discontinued operations	0.01	0.56	0.15	N/M	N/M
Basic (loss)/earnings per common share	$(2.19)	$(12.01)	$2.50	N/M	N/M

Diluted (loss)/earnings per common share from continuing operations	(2.20)	(12.57)	2.12	N/M	N/M
Diluted earnings per common share from discontinued operations	0.01	0.56	0.14	N/M	N/M
Diluted (loss)/earnings per common share	$(2.19)	$(12.01)	$2.26	N/M	N/M

Average shares used in computing earnings per common share
Basic	974.1	825.0	841.3	18	16
Diluted	974.1	825.0	930.2	18	5

Annualized return on average common equity from continuing operations	N/M	N/M	21.8%
Annualized return on average common equity	N/M	N/M	23.2%

N/M = Not Meaningful
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.
(1) Includes gains and losses on investment securities, private equity investments, loans and other miscellaneous items.

Merrill Lynch & Co., Inc.				Attachment II
Preliminary Segment Data (unaudited)

	For the Three Months Ended			Percent Inc / (Dec)
	Mar. 28,	Dec. 28,	Mar. 30,	1Q08 vs.	1Q08 vs.
(dollars in millions)	2008	2007	2007	4Q07	1Q07

Global Markets & Investment Banking
Global Markets
FICC	$(3,378)	$(15,155)	$2,625	N/M %	N/M %
Equity Markets	1,883	2,171	2,386	(13)	(21)
Total Global Markets net revenues	(1,495)	(12,984)	5,011	N/M	N/M
Investment Banking (1)
Origination:
Debt	231	217	586	6	(61)
Equity	199	375	363	(47)	(45)
Strategic Advisory Services	375	559	399	(33)	(6)
Total Investment Banking net revenues	805	1,151	1,348	(30)	(40)
Total net revenues	(690)	(11,833)	6,359	N/M	N/M

Pre-tax (loss) / earnings from continuing operations	(4,047)	(15,877)	2,207	N/M	N/M

Pre-tax profit margin	N/M	N/M	34.7%

Global Wealth Management
Global Private Client
Fee-based revenues	$1,625	$1,656	$1,473	(2)	10
Transactional and origination revenues	926	972	911	(5)	2
Net interest profit and related hedges(2)	638	565	592	13	8
Other revenues	111	116	97	(4)	14
Total Global Private Client net revenues	3,300	3,309	3,073	(0)	7
Global Investment Management net revenues	299	286	261	5	15
Total net revenues	3,599	3,595	3,334	0	8

Pre-tax earnings from continuing operations	720	914	784	(21)	(8)

Pre-tax profit margin	20.0%	25.4%	23.5%

Corporate
Total net revenues	$25	$46	$(90)	(46)	N/M

Pre-tax earnings / (loss) from continuing operations	26	43	(90)	(40)	N/M

Total
Total net revenues	$2,934	$(8,192)	$9,603	N/M	(69)

Pre-tax (loss) / earnings from continuing operations	(3,301)	(14,920)	2,901	N/M	N/M

Pre-tax profit margin	N/M	N/M	30.2%
N/M = Not Meaningful
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.
(1) A portion of Origination revenue is recorded in Global Wealth Management.
(2) Includes interest component of non-qualifying derivatives which are included in Other Revenues in Attachment I.

Merrill Lynch & Co., Inc.			Attachment III
Consolidated Quarterly Earnings (unaudited)	(in millions, except per share amounts)

	1Q07	2Q07	3Q07	4Q07	1Q08
Revenues
Principal transactions	$2,734	$3,556	$(5,761)	$(12,596)	$(2,418)
Commissions
Listed and over-the-counter securities	1,134	1,195	1,279	1,294	1,319
Mutual funds	521	541	522	570	532
Other	58	51	59	60	38
Total	1,713	1,787	1,860	1,924	1,889
Managed accounts and other fee-based revenues
Portfolio service fees	832	860	904	902	892
Asset management fees	136	152	150	179	206
Account fees	109	115	117	120	117
Other fees	207	222	221	239	240
Total	1,284	1,349	1,392	1,440	1,455
Investment banking
Underwriting	1,113	1,130	895	717	543
Strategic advisory	397	398	382	550	374
Total	1,510	1,528	1,277	1,267	917
Earnings from equity method investments	309	375	412	531	431
Other (1)	841	387	(1,114)	(2,304)	(1,449)
Subtotal	8,391	8,982	(1,934)	(9,738)	825
Interest and dividend revenues	12,721	14,447	15,636	14,170	11,861
Less interest expense	11,509	13,970	13,322	12,624	9,752
Net interest profit	1,212	477	2,314	1,546	2,109

Revenues, net of interest expense	9,603	9,459	380	(8,192)	2,934

Non-Interest Expenses
Compensation and benefits	4,854	4,731	1,979	4,339	4,196
Communications and technology	479	482	499	597	555
Brokerage, clearing, and exchange fees	310	346	364	395	387
Occupancy and related depreciation	265	273	295	306	309
Professional fees	226	245	245	311	242
Advertising and market development	155	200	181	249	176
Office supplies and postage	59	56	54	64	57
Other	354	300	401	467	313
Total Non-Interest Expenses	6,702	6,633	4,018	6,728	6,235

Pre-tax earnings/(loss) from continuing operations	2,901	2,826	(3,638)	(14,920)	(3,301)
Income tax expense/(benefit)	871	816	(1,258)	(4,623)	(1,332)

Net earnings/(loss) from continuing operations	2,030	2,010	(2,380)	(10,297)	(1,969)

Discontinued operations:
Pre-tax earnings/(loss) from discontinued operations	194	197	211	795	(25)
Income tax expense/(benefit)	66	68	72	331	(32)
Net earnings from discontinued operations	128	129	139	464	7

Net earnings/(loss)	$2,158	$2,139	$(2,241)	$(9,833)	$(1,962)

Per Common Share Data	1Q07	2Q07	3Q07	4Q07	1Q08

Earnings/(loss) from continuing operations - Basic	$2.35	$2.32	$(2.99)	$(12.57)	$(2.20)
Earnings/(loss) from continuing operations - Diluted	2.12	2.10	(2.99)	(12.57)	(2.20)
Dividends paid	0.35	0.35	0.35	0.35	0.35
Book value	42.25	43.55	39.60	29.34	25.93 est.

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.
(1) Includes gains and losses on investment securities, private equity investments, loans and other miscellaneous items.

Merrill Lynch & Co., Inc.			Attachment IV
Supplemental Data (unaudited)		(dollars in billions)

	1Q07	2Q07	3Q07	4Q07	1Q08
Client Assets
U.S.	$1,503	$1,550	$1,601	$1,586	$1,479
Non - U.S.	145	153	161	165	158
Total Client Assets	1,648	1,703	1,762	1,751	1,637

Assets in Annuitized-Revenue Products	627	662	691	655	607

Net New Money
All Client Accounts (1)	$16	$9	$26	$30	$4

Annuitized-Revenue Products (1) (2)	16	12	10	-	9

Balance Sheet Information: (3)
Short-term Borrowings	$20.2	$20.1	$27.1	$24.9	$21.6
Deposits	84.9	82.8	95.0	104.0	104.9
Long-term Borrowings	205.4	226.0	264.9	261.0	259.5
Junior Subordinated Notes (related to trust preferred securities)	3.5	4.4	5.2	5.2	5.2

Stockholders' Equity: (3)
Preferred Stockholders' Equity	4.7	4.6	4.8	4.4	11.0
Common Stockholders' Equity	37.0	37.6	33.8	27.5	25.5
Total Stockholders' Equity	41.7	42.2	38.6	31.9	36.5

Full-Time Employees (4)	60,300	61,900	64,200	64,200	63,100

Financial Advisors	15,930	16,200	16,610	16,740	16,660

Common shares outstanding (in millions):
Weighted-average - basic	841.3	833.8	821.6	825.0	974.1
Weighted-average - diluted	930.2	923.3	821.6	825.0	974.1
Period-end	876.9	862.6	855.4	939.1	985.1
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

(1)

Net new money excludes flows associated with the Institutional Advisory Division which serves certain small- and middle-market companies, as well as net inflows at BlackRock from distribution channels other than Merrill Lynch.

(2)	Includes both net new client assets into annuitized-revenue products, as well as existing client assets transferred into annuitized-revenue products.

(3)	Balance Sheet Information and Stockholders' Equity are estimated for 1Q08.

(4)	Excludes 200 full-time employees on salary continuation severance at the end of 1Q07, 300 at the end of 2Q07, 400 at the end of 3Q07, 700 at the end of 4Q07, and 900 at the end of 1Q08.

Merrill Lynch & Co., Inc.		Attachment V
(Unaudited)		(dollars in millions)

	Net exposures as of Dec. 28, 2007	Net gains (losses) for the quarter ended Mar. 28, 2008 (1)	Other net changes in net exposures (2)	Net exposures as of Mar. 28, 2008
U.S. ABS CDO net exposures and losses:
U.S. super senior ABS CDO net exposures and losses:
High-grade	$4,380	$(1,731)	$1,472	$4,121
Mezzanine	2,184	38	27	2,249
CDO-squared	271	(89)	5	187
Total super senior ABS CDO net exposures and losses	6,835	(1,782)	1,504	6,557
Secondary trading	(1,721)	310	1,525	114
Total (3)(4)	$5,114	$(1,472)	$3,029	$6,671
(1)

Primarily represents unrealized losses on net exposures. Amounts exclude credit valuation adjustments of negative $2.2 billion for the 2008 first quarter ($4.8 billion life-to-date) related to financial guarantor exposures on U.S. super senior ABS CDOs. See table regarding financial guarantor exposures.

(2)	Primarily consists of the impact of hedge ineffectiveness and other hedging activity, transactions executed, and amortization during the period.
(3)

Hedges are affected by a variety of factors that impact the degree of their effectiveness. These factors may include differences in attachment point, timing of cash flows, control rights, litigation, the creditworthiness of the counterparty, limited recourse to counterparties and other basis risks.

(4)

For total U.S. super senior ABS CDOs, long exposures (including associated gains and losses reported in income and other net changes in net exposures) were $26.3 billion and $30.4 billion at March 28, 2008 and December 28, 2007, respectively. Short exposures (including associated gains and losses reported in income and other net changes in net exposures) were $19.8 billion and $23.6 billion at March 28, 2008 and December 28, 2007, respectively. Short exposures primarily consist of purchases of credit default swap protection from various third parties, including monoline financial guarantors, insurers and other market participants.

	Financial Guarantor Exposure on U.S. Super Senior ABS CDOs as of March 28, 2008
	Notional of CDS (1)	Notional of CDS, net of gains prior to credit valuation adjustment (2)	Mark-to-market gains prior to credit valuation adjustments (3)	Credit valuation adjustments (4)	Mark-to-market value of CDS
Credit default swaps with financial guarantors:
By counterparty credit quality (5):
AAA	$(6,756)	$(5,065)	$1,691	$(438)	$1,253
AA	-	-	-	-	-
A	(5,347)	(1,907)	3,440	(1,646)	1,794
BBB	-	-	-	-	-
Non-investment grade or unrated	(6,649)	(3,945)	2,704	(2,704)	-
Total	$(18,752)	$(10,917)	$7,835	$(4,788)	$3,047
(1)

The gross notional amount of credit default swaps ("CDS") purchased as protection for U.S. super senior ABS CDOs was $19.9 billion and $18.8 billion at December 28, 2007 and March 28, 2008, respectively. This decline primarily resulted from the firm's decision to consider $1.1 billion notional amount of certain hedges with a highly rated financial guarantor as ineffective, resulting in a write-off of $45 million. Amounts do not include counterparty exposure with financial guarantors for other asset classes.

(2)	The notional of the total CDS, net of gains prior to credit valuation adjustments, was $13.8 billion and $10.9 billion at December 28, 2007 and March 28, 2008, respectively.
(3)	Represents life-to-date mark-to-market gains prior to credit valuation adjustments. Amount was $1.8 billion for the quarter ended March 28, 2008.
(4)	Represents life-to-date credit valuation adjustments. Amount was $2.2 billion for the quarter ended March 28, 2008.
(5)	Represents rating agency credit ratings as of March 28, 2008.

Merrill Lynch & Co., Inc.		Attachment VI
(Unaudited)		(dollars in millions)

	Net exposures as of Dec. 28, 2007 (1)	Gain/(Loss) reported in income (2)	Other net changes in net exposures (3)	Net exposures as of Mar. 28, 2008
Residential mortgage-related net exposures and losses (excluding U.S. Banks investment securities portfolio):
U.S. Sub-prime:
Warehouse lending	$137	$(1)	$(24)	$112
Whole loans	994	17	(405)	606
Residuals	855	(363)	(38)	454
Residential mortgage-backed securities	723	41	(501)	263
Total U.S. sub-prime	2,709	(306)	(968)	1,435
U.S. Alt-A (4)	2,687	(402)	887	3,172
U.S. Prime (4)(5)	27,789	31	2,930	30,750
Non-U.S. (4)	9,379	(105)	(505)	8,769
Total	$42,564	$(782)	$2,344	$44,126
(1)

The previously reported net exposures of $43,556 million as of December 28, 2007 have been adjusted primarily to exclude mortgage servicing rights and certain First Republic loans, which have been reclassified as commercial real estate exposures.

(2)	Primarily represents unrealized losses on net exposures.
(3)	Represents purchases, sales, hedges, paydowns, changes in loan commitments and related funding.
(4)	Includes warehouse lending, whole loans, residuals and residential mortgage-backed securities.
(5)	As of March 28, 2008, net exposures include $10.4 billion of prime loans originated by First Republic and approximately $15 billion of prime loans originated with GPC clients.

	Net exposures as of Dec. 28, 2007	Gain/(Loss) reported in income (1)	Unrealized Gain/(Loss) included in OCI (pre-tax) (2)	Other net changes in net exposures (3)	Net exposures as of Mar. 28, 2008
U.S. Banks Investment Securities Portfolio
Sub-prime residential mortgage-related net exposures:
Sub-prime residential mortgage-backed securities	$3,910	$(5)	$(599)	$(101)	$3,205
ABS CDOs	251	(121)	5	(13)	122
Total sub-prime residential mortgage-related securities	4,161	(126)	(594)	(114)	3,327
Other net exposures:
Alt-A residential mortgage-backed securities	7,120	(182)	(1,436)	(172)	5,330
Commercial mortgage-backed securities	5,791	(37)	(679)	13	5,088
Prime residential mortgage-backed securities	4,174	(8)	(303)	(283)	3,580
Non-residential asset-backed securities	1,214	(10)	(48)	(168)	988
Non-residential CDOs	903	(65)	(61)	(7)	770
Agency residential asset-backed securities	-	9	-	523	532
Other	240	(2)	(17)	8	229
Total	$23,603	$(421)	$(3,138)	$(200)	$19,844
(1)	Primarily represents unrealized losses on net exposures.
(2)	Represents write-downs on SFAS 115 investment securities, which are reported net of taxes in other comprehensive (loss)/income ("OCI").
The cumulative, pre-tax balance in OCI related to this portfolio was approximately negative $5.4 billion as of March 28, 2008.
(3)	Primarily represents principal paydowns, purchases and sales.

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